SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

POLAR WIRELESS CORP.

Nevada	000-54131	20-4662814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4440 PGA Blvd., Suite 600 Palm Beach Gardens, FL		33410
(Address of principal executive offices)		(Zip Code)

1-905-881-8444
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" refer to Polar Wireless Corp.., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 8.01 Other Events

On January 4, 2011, Polar Wireless Corp. (the “Company”), Polar Wireless Corporation, a corporation existing under the laws of the Province of Ontario and 2230354 Ontario Limited, a corporation existing under the laws of the Province of Ontario, executed a binding letter of intent which provides for the amalgamation of 2230354 Ontario Limited, with and into Polar Wireless Corporation. To effectuate this amalgamation, shareholders of 2230354 Ontario Limited will exchange their shares of 2230354 Ontario Limited for securities of Polar Wireless Corporation.  The letter of intent provides, among other items, that 2230354 Ontario Limited, following the amalgamation, will grant to the Company and its subsidiaries a non-transferable, worldwide, royalty-free exclusive right and license to exploit, market, sell and deploy all of the intellectual property and all rights therein currently held by 2230354 Ontario Limited as well as support for this intellectual property.  The parties intend to memorialize the terms and conditions of the letter of intent in a definitive amalgamation agreement signed by the parties to effectuate the terms herein. Any definitive amalgamation agreement will contain standard representations and warranties, covenants and conditions to closing.  The closing of a definitive amalgamation  agreement will be subject to 2230354 Ontario Limited conditions precedent including, but not limited to, 2230354 Ontario Limited providing audited financial statements from the date of incorporation to April 30, 2010, and  unaudited financial statements for the six month period ended October 31, 2010, in each case, prepared in accordance with Canadian generally accepted accounting principles, which financial statements shall be satisfactory to the Company.

Following the closing, Polar Wireless Corporation will have 68,000,000 Common Shares, 12,000,000 Exchangeable shares (exchangeable into 12,000,000 Common Shares) and 1,900,000 Convertible Preferred Shares (Convertible to 1,900,000 Common Shares) of which the 2230354 Ontario Limited’s shareholders will hold 12,000,000 Exchangeable shares and 1,900,000 Convertible Preferred Shares.

Polar Wireless Corp is a development-stage company whose business plan includes providing organized low-cost international and long-distance phone calls via call-back service or direct dial service.  Accordingly, we operate as a mobile virtual network operator (MVNO) that works in conjunction with a customers’ current provider using the Polar Wireless chip. The Polar Wireless chip is a multifunctional miniature electronic device for mobile phones. It's an additional thin SIM card to be inserted into the user's cell phone in conjunction with the main, mobile operator's SIM card. 2230354 Ontario Limited, in our management’s opinion, has the technology for the Polar Wireless chip and support capabilities for this technology.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR WIRELESS CORP. (Registrant)

Dated: January 5, 2011	By:	/s/ G. Kelly O’Dea
G. Kelly O’Dea
Chief Executive Officer

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